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IDS Life of New York Account SBS (Symphony-NY)
Registration No. 33-45776/811-6560

EXHIBIT INDEX

10.  Consent of Independent Auditors

11.  Financial Statement Schedules and Report of Independent
     Auditors

14.  Financial Data Schedules
       IDS Life of New York Account SBS
       New York Life Insurance Company

15.  Power of Attorney dated March 25, 1997